Exhibit 23.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 19, 2017

Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton in the Post-Effective Amendment No. 1 on Form S-3 (the Registration Statement) of Penn Virginia Corporation (the Company) to be filed with the United States Securities and Exchange Commission on December 19, 2017. We also consent to the incorporation of the estimates contained in our “Report as of December 31, 2016 on Reserves and Revenue of Certain Properties owned by Penn Virginia Corporation” (our Report) in Part I and in the “Notes to Consolidated Financial Statements” portion of the Annual Report on Form 10-K of Penn Virginia Corporation for the year ended December 31, 2016 (the Annual Report). In addition, we hereby consent to the incorporation by reference of our letter report dated February 9, 2017, in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We further consent to specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716